    As filed with the Securities and Exchange Commission on December 17, 1996

                                                           Registration No. 333-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  AKSYS, LTD.
             (Exact name of registrant as specified in its charter)


          Delaware                               36-3890205
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)            Identification Number)

         Two Marriott Drive                        60069
       Lincolnshire, Illinois                    (Zip Code)
(Address of Principal Executive Offices)


                                  AKSYS, LTD.
                             1996 STOCK AWARDS PLAN
                            (Full title of the plan)

                              LAWRENCE H. N. KINET
                      Chairman and Chief Executive Officer
                                  Aksys, Ltd.
                               Two Marriott Drive
                         Lincolnshire, Illinois  60069
                    (Name and address of agent for service)

                                 (847) 229-2020
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                                Mark Tresnowski
                                Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                 (312) 861-2000


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                                        Proposed maximum               Amount of
Title of securities to be registered    Amount to be registered      aggregate offering price (1)   registration fee (1)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01            500 shares at $16.00                 $8,314,326                 $2,519.49
per share ....................          16,250 shares at $15.25
                                        82,500 shares at $13.00
                                        27,000 shares at $12.875
                                         9,286 shares at $10.50
                                        92,750  shares at $9.750
                                         9,000 shares at $9.250
                                         4,500 shares at $9.00
                                         2,250 shares at $8.50
                                       655,964 shares at $8.375
------------------------------------------------------------------------------------------------------------------------

(1) The aggregate offering price and the amount of the registration fee have been computed in accordance with Rule 457(h) based in part upon the price at which issued options may be exercised and in part (with respect to issuable options and awards) on the average of the high and low prices of the shares reported in the consolidated reporting system on December 11, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover any additional shares offered under the Plan in order to reflect share splits, share dividends, mergers and other capital changes.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by Aksys, Ltd. (the "Corporation") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference (File No. 0-28290):

     (a) The Prospectus of the Corporation, dated May 16, 1996, filed with the Commission on May 17, 1996 pursuant to Rule 424(b) of the Securities Act relating to the public offering of 3,565,000 shares of the Common Stock of the Corporation, par value $0.01 per share (the "Common Stock").

     (b) Quarterly Report on Form 10-Q, filed with the Commission on August 14, 1996; Quarterly Report on Form 10-Q, filed with the Commission on November 14, 1996; Report on Form 8-K, filed with the Commission on October 28, 1996; Registration Statement on Form 8-A, filed with the Commission on November 5, 1996.

     (c) Description of Common Stock contained in the Registration Statement of the Corporation on Form 8-A filed with the Commission April 24, 1996.

     All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. The Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Corporation provide for the indemnification of directors, officers, employees and agents of the Corporation to the fullest extent permitted by Section 145.

     The Corporation has obtained insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of certain actions, suits or proceedings and certain liabilities which might be imposed as a result of certain actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers. In addition, the Corporation has entered into indemnification agreements with certain of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

     (a) The Corporation hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
  --------  -------
  the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lincolnshire, State of Illinois, on December 17, 1996.


                                        AKSYS, LTD.

                                            /s/ Lawrence H.N. Kinet
                                        By:___________________________________
                                           Lawrence H.N. Kinet
                                           Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 17, 1996.



              SIGNATURE                                CAPACITY
              ---------                                --------

     /s/ Lawrence H.N. Kinet               Chairman, Chief Executive Officer and
______________________________________       Director
         Lawrence H.N. Kinet

       /s/ Rodney S. Kenley                President, Chief Operating Officer
______________________________________       and Director
           Rodney S. Kenley

      /s/ Dennis N. Cavender               Vice President, Chief Financial
______________________________________       Officer
          Dennis N. Cavender

      /s/ Peter H. McNerney
_____________________________________      Director
          Peter H. McNerney

       /s/ Larry G. Gerdes
______________________________________     Director
           Larry G. Gerdes

    /s/ Bernard R. Tresnowski
______________________________________     Director
        Bernard R. Tresnowski

    /s/ W. Dekle Rountree, Jr.
______________________________________     Director
        W. Dekle Rountree, Jr.

                                 EXHIBIT INDEX

  Exhibit                                                                                     Sequentially
  Number                                 Description of Document                              Numbered Page
---------  -------------------------------------------------------------------------------    -------------
   4.1     Restated Certificate of Incorporation of the Corporation

   4.2     Amended and Restated Bylaws of the Corporation, incorporated by reference to the Corporation's Registration Statement on Form S-1 (Registration No. 333-
           2492), Exhibit 3.2

   4.3     1996 Stock Awards Plan

    5      Opinion of Kirkland & Ellis

  23.1     Consent of KPMG Peat Marwick LLP

  23.2     Consent of Kirkland & Ellis (included in Exhibit 5)